EXHIBIT 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC ENTERTAINMENT INC. (Delaware)

  American Multi-Cinema, Inc. (Missouri)

    AMC-GCT, Inc. (formerly known as GC Companies, Inc.) (Delaware)

      Five subsidiaries that are the holders of liquor licenses for theatres in the District of Columbia, Washington, Massachusetts, Wisconsin and Illinois.

    AMC Card Processing Services, Inc. (Arizona)

  AMC Entertainment International, Inc. (Delaware)

    AMC Entertainment International Limited (United Kingdom)

      AMC Entertainment España S.A. (Spain)

      Actividades Multi-Cinemas E Espectaculos, LDA (Portugal)

      AMC Theatres of U.K. Limited (United Kingdom)

      AMC Europe S.A. (France)

    Japan AMC Theatres, Inc. (Japan)

  National Cinema Network, Inc. (Delaware)

    National Cinema Network of Canada, Inc. (Canada-Nova Scotia)

    37% National Cinemedia, L.L.C. (Delaware)

  AMC Realty, Inc. (Delaware)

    Centertainment, Inc. (Delaware)

      Centertainment Development, Inc. (Delaware)

        Burbank Entertainment Village, L.L.C. (Delaware)

        General Cinema International, Inc. (Delaware)

        50% (unconsolidated) Hoyts General Cinema South America, Inc. (Cayman Islands)

        GCC/Hoyts Brazil Holdings, Inc. (Cayman Islands)

        General Cinemas do Brazil Empreendimentos, Ltda. (Brazil)

        BOCA Holdings, Inc. (Cayman Islands)

        Hoyts General Cinema de Argentina S.A. (Argentina)

        Hoyts Cinemas (Chile) Holdings Limited (Cayman Islands)

        94% Hoyts Cinemas Chile, S.A. (Chile)

        50% GCC/Hoyts Uruguay, Inc. (Cayman Islands)

        Telnir S.A. (Uruguay)